UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2004

Commercial Metals Company

(Exact name of registrant as specified in its charter)

Delaware	1-4304	75-0725338
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

6565 N. MacArthur Blvd.		75039
Irving, Texas		(Zip Code)
(Address of principal
executive offices)

Registrant’s telephone number, including area code: (214) 689-4300

Not Applicable
(former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure
SIGNATURES
EXHIBIT INDEX
Press Release

Item 9. Regulation FD Disclosure.

     On May 10, 2004, Commercial Metals Company (the “Company”) issued a press release revising its earnings estimate for the quarter ending May 31, 2004. The press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

     The information in this Item 9, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL METALS COMPANY

By:	/s/ William B. Larson

Name:	William B. Larson
Title:	Vice President and Chief Financial Officer

Date: May 10, 2004

3

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated May 10, 2004.

4